SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2004

Encore Capital Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer (Identification No.)

8875 Aero Drive
San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

(877) 445-4581
(Registrant’s Telephone Number, Including Area Code)

5775 Roscoe Court
San Diego, California 92123
(Former name or address, if changed since last report)

Explanatory Note

        This Form 8-K/A amends the Current Report on Form 8-K of Encore Capital Group, Inc. dated October 28, 2004. This amendment is being filed solely to correct a typographical error in the heading of the Company’s press release dated October 28, 2004. The attached exhibit reflects a correction that was made to the percentage increase in fully diluted earnings per share as set forth in the heading of the press release (an increase of 67%, not an increase of 81%). The percentage increase was correctly stated in the body of the release.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Corrected press release dated October 28, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: November 1, 2004	By /s/ Barry R. Barkley ——————————————— Barry R. Barkley Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1	Corrected press release dated October 28, 2004.